Exhibit 99.1

NASDAQ: PBIB 4th Quarter 2009

Disclaimer This presentation contains forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on management’s current expectations.  Porter Bancorp’s actual results in future periods may differ materially from those currently expected due to various factors, including those risk factors described in documents that the Company files with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The forward-looking statements in this presentation are made as of the date of the presentation and Porter Bancorp does not assume any responsibility to update these statements.

Discussion Topics Market Overview and Franchise History Financial Highlights Summary of 2009 and 2008 Performance Loan Composition and Credit Quality Deposits Capital StrengthInvestment Considerations Going Forward 2009 Key Strategic Initiatives 2009 Growth Strategy Operating Strengths

Note: Financial data as of December 31, 2009 Company Overview Louisville, Kentucky headquarters 6th largest bank domiciled in Kentucky 18 offices $1.8 billion in assets $1.4 billion in loans $1.5 billion in deposits Focus on high growth markets within our footprint Efficient operating model Strong capital base

Market Overview Louisville and Bullitt County Largest city in Kentucky and 16th largest city in U.S. Above average growth rates for economy and jobs Large employers include UPS, GE, Humana, YUM! Brands, Ford UPS hub continues to attract distribution companies – Best Buy (“Geek Squad”), Gordon Foods, Johnson & Johnson, Zappos Home of University of Louisville Owensboro/Daviess County 3rd largest city in Kentucky Industrial, medical, retail and cultural hub for Western Kentucky Large employers include Owensboro Medical Health System, Texas Gas, and Toyotetsu Home of two four-year liberal arts colleges (Brescia University and Kentucky Wesleyan College) Lexington/Fayette County 2nd largest city in Kentucky – attractive growth market Financial, educational, retail, healthcare and cultural hub for Central and Eastern Kentucky “Horse Capital of the World” – host to the World Equestrian Games in 2010 Large employers include Toyota, Lexmark, IBM Global Services and Valvoline Home of University of Kentucky Southern/Central Kentucky Includes Bowling Green (Warren County), the 4th largest city in Kentucky, and Barren, Ohio, Hart, Edmonson, Butler & Green counties Attractive community and growth markets – stable source of deposits and loans PBIB’s main back-office operations hub Major employers include GM (Corvette), RR Donnelley and FedEx Agricultural and service based economy Home of Western Kentucky University

Franchise History Porter Bancorp organized with merger of 3 banks 1988 – 1999 Porter Bancorp acquires 3 banks Ascencia Bank established 1999 – 2005   Porter Bancorp acquires 2 banks Porter Bancorp consolidates all subsidiary banks under PBI Bank name on December 31, 2005 Porter Bancorp IPO completed on September 22, 2006 Porter Bancorp acquires Kentucky Trust Bank with 6 offices in Southern Kentucky on October 1, 2007 Porter Bancorp acquires Paramount Bank in Lexington, KY on February 1, 2008

Financial Highlights

2008 Operating Performance Net Income of $14.0 million Above peer financial performance Growth exceeded expectations Loans – 10.9% Deposits – 10.5% Assets – 13.2% Manageable credit quality 1.78% NPA to assets 1.58% NPL to loans Core customer non-interest bearing deposit account growth to $111.8 million Note: (1) For the Year Ended 12/31/08 Peer Median Core Financial Performance per SNL

Quarterly Operating Performance thru Q4 2009

2009 Operating Performance Net Income of $11.1 million for the year ended December 31, 2009 Above peer financial performance Q2 includes one time FDIC Special Assessment of $781,000 Credit quality 5.42% NPA to assets 6.00% NPL to loans Note: (1) Peer Median Core Financial Performance thru 12/31/09 per Highline Financial

Solid Growth assets loans deposits 2006 2007 2008 2009

Asset Growth ($ in millions)

Loan Growth ($ in millions)

Deposit Growth ($ in millions)

Solid Net Income ($ in millions) Note: Adjusted for consolidation through add-back of minority interests, deduction of applicable income taxes and deduction of acquisition funding (net of tax) for the periods 2003 – 2005.

Solid Net Interest Margin

Operational Efficiency

Primary focus on residential and commercial real estate Granular portfolio Loyal and experienced producers Team approach to customers Locally empowered lenders Loan Portfolio – Q4 09 Total Loans: $1.4 B Loan Stratification Highlights

Historical Loan Portfolio Statistics Note: Peer Data for Quarter Ended 12/31/09 per SNL

Deposit Mix – Q4 09 Total Deposits: $1.5 B Average Cost of Funds: 2.33%Effective core deposit growth initiatives High CD retention ratesFocus on core deposit development Online banking division a ready source of alternative funding without high cost of new branches Deposit Stratification Highlights

Capital Strength

Investment Highlights

2009 Key Strategic Initiatives Client-driven service that consistently provides better value Rational risk taking in challenging environment Maintain focus on credit quality Earnings growth Consistent, superior operational efficiency Targeted and disciplined investments for the future

2009 Growth Strategy Increase market share of existing franchise – managed growth Expand core deposit development initiatives and non-interest income improvement strategies Continue long-term strategy of considering M&A opportunities that arise Remain disciplined and focused Accretive to earnings in first full year Markets with high growth potential Strong management team compatible with our culture

Experienced management team with extensive market knowledge and community relationships Attractive, diversified growth markets Acquisition and integration experience and expertise Efficient operating model Solid operating performance – highly focused on profits Successful history of executing growth strategy Operating Strengths

Addendum

Experienced Management Team Headquarters: 2500 Eastpoint Parkway Louisville, KY 40223 (502) 499-4800

Peer Metrics Note: Data per SNL

Peer Metrics Note: Data per SNL

Peer Metrics Note: Data per SNL

Loan Mix (in thousands)

Construction  and Commercial Real Estate Loan Mix (in thousands)